COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION
Customer Relationship Focus Supports Loan and Deposit Growth
Average Total Loan Growth Continues - Driven by a $717 Million,
3 Percent Increase in Commercial Loans
Average Deposits Increase to Record Level of $50 Billion
Strong Capital Supports Shareholder Return of $119 Million
DALLAS/October 17, 2012 -- Comerica Incorporated (NYSE: CMA) today reported third quarter 2012 net income of $117 million, compared to $144 million for the second quarter 2012. Earnings per fully diluted share was 61 cents compared to 73 cents for the second quarter 2012. Third quarter 2012 earnings per fully diluted share included restructuring expenses of 8 cents associated with the acquisition of Sterling Bancshares, Inc. (Sterling) compared to 2 cents for the second quarter 2012.

(dollar amounts in millions, except per share data)	3rd Qtr '12		2nd Qtr '12	3rd Qtr '11
Net interest income (a)	$427		$435	$423
Provision for credit losses	22		19	35
Noninterest income	197		211	201
Noninterest expenses (b)	449		433	463
Provision for income taxes	36		50	28

Net income	117		144	98

Net income attributable to common shares	116		142	97

Diluted income per common share	0.61		0.73	0.51

Average diluted shares (in millions)	191		194	192

Tier 1 common capital ratio (d)	10.32%	(c)	10.38%	10.57%
Tangible common equity ratio (d)	10.25		10.27	10.43

(a)
Included accretion of the purchase discount on the acquired Sterling loan portfolio of $15 million ($9 million, after tax), $18 million ($11 million, after tax) and $27 million ($17 million, after tax) in the third and second quarter 2012 and the third quarter 2011, respectively.

(b)
Included restructuring expenses of $25 million ($16 million, after tax), $8 million ($5 million, after tax) and $33 million ($21 million, after tax) in the third and second quarter 2012 and the third quarter 2011, respectively, associated with the acquisition of Sterling.

(c)	September 30, 2012 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

"Our customer relationship focus supported loan and deposit growth in the third quarter, despite a slow growing national economy," said Ralph W. Babb Jr., chairman and chief executive officer. "Average loans were up $369 million, or 1 percent, compared to the second quarter, primarily reflecting an increase of $717 million, or 3 percent, in commercial loans. This was the ninth consecutive quarter of average commercial loan growth, resulting in more than a 20 percent year-over-year increase, including our acquisition of Sterling in July 2011. The increase in average commercial loans in the third quarter was primarily driven by increases in Mortgage Banker Finance, Technology and Life Sciences, and Energy.
"Net interest income declined slightly, reflecting the expected continued shift in loan portfolio mix and decline in accretion, as well as a decline in nonaccrual interest received and a leasing residual value adjustment. Lower loan and securities portfolio yields were partially offset by increased loan volume.''

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 2

"Strong noninterest-bearing deposit growth continued in the third quarter. We had record average deposits of $50 billion in the third quarter 2012, with an increase of $1 billion, primarily driven by the increase in noninterest-bearing deposits.
"Our capital position remained a source of strength. We repurchased 2.9 million shares in the third quarter under our share repurchase program. Combined with our dividend, we returned $119 million to shareholders in the third quarter."
Third Quarter 2012 Compared to Second Quarter 2012

•
Average total loans increased $369 million, or 1 percent, primarily reflecting an increase of $717 million, or 3 percent, in commercial loans, partially offset by a decrease of $344 million, or 3 percent, in commercial real estate loans (commercial mortgage and real estate construction loans). The increase in commercial loans was primarily driven by increases in Mortgage Banker Finance, Technology and Life Sciences and Energy.

•	Average total deposits increased $1.2 billion, to $49.9 billion, primarily reflecting an increase of $1.3 billion, or 7 percent, in noninterest-bearing deposits.

•
Strong credit quality continued in the third quarter 2012. Nonaccrual loans decreased $54 million, to $665 million at September 30, 2012. Net credit-related charge-offs decreased $2 million to $43 million, or 0.39 percent of average loans, in the third quarter 2012. The provision for credit losses was $22 million in the third quarter 2012 compared to $19 million in the second quarter 2012.

•
Net interest income was $427 million in the third quarter 2012 compared to $435 million in the second quarter 2012. The $8 million decrease in net interest income was primarily due to a decline in nonaccrual interest received($4 million) and a leasing residual value adjustment ($2 million), as well as the expected continued shift in the mix of the loan portfolio ($6 million), a decrease in the accretion of the purchase discount on the acquired Sterling loan portfolio ($3 million) and lower reinvestment yields on mortgage-backed investment securities ($2 million), partially offset by lower funding costs ($2 million), an increase in loan volumes ($3 million) and one more day in the third quarter ($4 million).

•
Noninterest income was $197 million in the third quarter 2012 compared to $211 million for the second quarter 2012. The $14 million decrease was primarily due to decreases in certain non-customer driven income categories. Net securities gains of $6 million and a $5 million annual incentive bonus received in the second quarter 2012 were not repeated in the third quarter, and net income from principal investing and warrants declined $3 million.

•
Noninterest expenses were $449 million in the third quarter 2012, compared to $433 million in the second quarter 2012. The $16 million increase primarily reflected a $17 million increase in restructuring expenses related to the Sterling acquisition.

•
Comerica repurchased 2.9 million shares of common stock under the share repurchase program in the third quarter 2012. Combined with the dividend, and in accordance with the capital plan approved earlier this year, $119 million, or 101 percent of net income, was returned to shareholders in the third quarter (89 percent, excluding the third quarter restructuring charge).

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 3

Net Interest Income

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income	$427	$435	$423

Net interest margin	2.96%	3.10%	3.18%

Selected average balances (a):
Total earning assets	$57,801	$56,653	$53,243
Total loans	43,597	43,228	40,098
Total investment securities	9,791	9,728	8,158
Federal Reserve Bank deposits (excess liquidity)	4,160	3,463	4,800

Total deposits	49,857	48,679	45,098
Total noninterest-bearing deposits	21,469	20,128	17,511
a) Average balances in 3rd quarter 2011 included Sterling balances from July 28 through September 30, 2011.

•	Net interest income of $427 million in the third quarter 2012 decreased $8 million compared to the second quarter 2012.

◦
Second quarter 2012 included an unusually high amount of interest received on nonaccrual loans, which declined by $4 million in the third quarter. In addition, third quarter 2012 included a $2 million negative residual value adjustment to assets in the leasing portfolio.

◦
The continued shift in the loan portfolio mix reduced net interest income $6 million, primarily due to the decrease in higher-yielding commercial real estate loans, the increase in lower-yielding commercial loans, the maturity of higher-yielding fixed-rate loans and positive credit quality migration throughout the loan portfolio.

◦
Accretion of the purchase discount on the acquired Sterling loan portfolio decreased $3 million, to $15 million in the third quarter 2012, compared to $18 million in the second quarter 2012. For the fourth quarter of 2012, $7 million to $9 million of accretion is expected to be recognized.

◦	Interest earned on investment securities available-for-sale decreased $2 million, as a result of lower reinvestment yields on mortgage-backed investment securities.

◦	An increase in loan volumes ($3 million), one more day in the third quarter ($4 million) and lower funding costs ($2 million) partially offset the items noted above.

•
Average earning assets increased $1.1 billion in the third quarter 2012, compared to the second quarter 2012, primarily reflecting a $697 million increase in excess liquidity and a $369 million increase in average loans.

•
Average deposits increased $1.2 billion in the third quarter 2012, compared to the second quarter 2012, primarily due to a $1.3 billion increase in average noninterest-bearing deposits, partially offset by a decrease in customer certificates of deposit. The rate paid on total average interest-bearing deposits decreased 1 basis point, to 24 basis points.

•
Net interest margin of 2.96 percent decreased 14 basis points compared to the second quarter 2012. In addition to the decrease from the unusually high amount of nonaccrual interest received in the second quarter (3 basis points) and the negative leasing residual value adjustment in the third quarter (2 basis points), net interest margin was negatively impacted by lower accretion on the acquired Sterling loan portfolio (2 basis points), continued shift in mix in the loan portfolio (3 basis points), lower reinvestment yields on mortgage-backed securities (2 basis points) and the increase in excess liquidity (3 basis points). Lower funding costs partially offset the decline (1 basis point).

Noninterest Income
Noninterest income totaled $197 million for the third quarter 2012 compared to $211 million for the second quarter 2012. The $14 million decrease was primarily due to decreases in certain non-customer driven income categories. Net securities gains of $6 million and a $5 million annual incentive bonus received from Comerica's third-party credit card provider in the second quarter 2012 were not repeated in the third quarter, and net income from principal investing and warrants declined $3 million. Additionally, customer derivative

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 4

income decreased $3 million in the third quarter 2012. These declines were partially offset by a $5 million increase in deferred compensation asset returns. The increase in deferred compensation asset returns is offset by an increase in deferred compensation expense in noninterest expenses.
Noninterest Expenses
Noninterest expenses totaled $449 million in the third quarter 2012 compared to $433 million in the second quarter 2012. The $16 million increase was primarily due to increases of $17 million in restructuring expenses and $3 million in salaries expense, partially offset by a decrease of $5 million in legal expenses. Additionally, noninterest expenses were reduced by $6 million in the third quarter 2012 and $3 million in the second quarter due to gains on sales of assets. Restructuring charges related to the Sterling acquisition are substantially complete. The increase in salaries expense was primarily due to a $5 million increase in deferred compensation expense, partially offset by a $3 million decrease in executive incentive compensation.
Credit Quality
"Credit quality continued to be strong," said Babb. "With 39 basis points of net charge-offs and watch list loans at 8.3 percent of the total loan portfolio, we are well within our historical normal range."

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net credit-related charge-offs	$43	$45	$77
Net credit-related charge-offs/Average total loans	0.39%	0.42%	0.77%

Provision for credit losses	$22	$19	$35

Nonperforming loans (a)	692	747	958
Nonperforming assets (NPAs) (a)	755	814	1,045
NPAs/Total loans and foreclosed property	1.71%	1.85%	2.53%

Loans past due 90 days or more and still accruing	$36	$43	$81

Allowance for loan losses	647	667	767
Allowance for credit losses on lending-related commitments (b)	35	36	27
Total allowance for credit losses	682	703	794

Allowance for loan losses/Total loans	1.46%	1.52%	1.86%
Allowance for loan losses/Nonperforming loans	94	89	80

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•
Internal watch list loans continued the downward trend, declining $182 million in the third quarter 2012, to $3.7 billion at September 30, 2012. Nonperforming assets decreased $59 million to $755 million at September 30, 2012.

•	During the third quarter 2012, $35 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $12 million from the second quarter 2012.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $63.3 billion and $7.1 billion, respectively, at September 30, 2012, compared to $62.7 billion and 7.0 billion, respectively, at June 30, 2012. There were approximately 191 million common shares outstanding at September 30, 2012. Comerica repurchased $90 million of common stock (2.9 million shares) under the share repurchase program during the third quarter 2012. Combined with the dividend of $0.15 per share in the third quarter 2012, and in accordance with the capital plan approved earlier this year, share repurchases and dividends returned 101 percent of third quarter 2012 net income to shareholders (89 percent, excluding the third quarter restructuring charge).

Comerica's tangible common equity ratio was 10.25% at September 30, 2012, a decrease of 2 basis points from June 30, 2012. The estimated Tier 1 common capital ratio decreased 6 basis points, to 10.32% at September 30, 2012, from June 30, 2012.

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 5

Full-Year 2012 Outlook Compared to Full-Year 2011
For 2012, management expects the following, assuming a continuation of the current economic environment:

•	Average loans increasing 7 percent to 8 percent.

•	Net interest income increasing 4 percent to 5 percent.

•	Net credit-related charge-offs and provision for credit losses declining.

•	Noninterest income increasing 1 percent to 2 percent.

•	Noninterest expenses increasing or decreasing 1 percent.

•	Effective tax rate of approximately 26 percent.
Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2012 results compared to second quarter 2012.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr '12		2nd Qtr '12		3rd Qtr '11
Business Bank	$211	88%	$210	84%	$179	86%
Retail Bank	10	4	19	8	19	9
Wealth Management	18	8	20	8	11	5
	239	100%	249	100%	209	100%
Finance	(103)		(95)		(91)
Other (a)	(19)		(10)		(20)
Total	$117		$144		$98
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$386	$385	$363
Provision for credit losses	15	12	18
Noninterest income	76	83	77
Noninterest expenses	144	151	164
Net income	211	210	179

Net credit-related charge-offs	27	26	40

Selected average balances:
Assets	34,863	34,376	30,608
Loans	33,856	33,449	29,957
Deposits	25,142	24,145	21,759

•
Average loans increased $407 million, primarily due to increases in Mortgage Banker Finance and Middle Market, partially offset by a decrease in Commercial Real Estate. The increase in Middle Market primarily reflected increases in Energy and Technology and Life Sciences.

•	Average deposits increased $997 million. The increase was broad-based, reflecting increases in Middle Market, Corporate, Commercial Real Estate and Mortgage Banker Finance.

•
Net interest income increased $1 million, primarily due to higher loan volumes, increased net funds transfer pricing (FTP) credits, as a result of higher deposit balances, and one more day in the third quarter, partially offset by decreases in loan yields and accretion on the acquired Sterling loan portfolio.

•
The provision for credit losses increased $3 million, primarily reflecting increases in Middle Market and Mortgage Banker Finance, partially offset by a decrease in Commercial Real Estate. The increase in

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 6

Middle Market primarily reflected increases in Technology and Life Sciences, National Dealer Services and Energy, partially offset by a decrease in general Middle Market.

•	Noninterest income decreased $7 million, primarily due to decreases in commercial lending fees and warrant income.

•
Noninterest expenses decreased $7 million, primarily due to decreases in net allocated corporate overhead expense and processing charges, and a third quarter gain on sale of assets; partially offset by an increase in legal expenses.

Retail Bank

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$161	$161	$173
Provision for credit losses	6	3	16
Noninterest income	41	47	47
Noninterest expenses	181	177	175
Net income (loss)	10	19	19

Net credit-related charge-offs	13	9	28

Selected average balances:
Assets	5,964	5,946	5,985
Loans	5,265	5,250	5,483
Deposits	20,682	20,525	19,792

•	Average deposits increased $157 million, primarily due to an increase in Small Business.

•	The provision for credit losses increased $3 million, primarily due to an increase in Small Business.

•	Noninterest income decreased $6 million, primarily due to a $5 million annual incentive bonus received in the second quarter 2012 from Comerica's third-party credit card provider.

•	Noninterest expenses increased $4 million, primarily due to small increases in several noninterest expense categories.
Wealth Management

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$47	$46	$45
Provision for credit losses	3	2	7
Noninterest income	62	66	56
Noninterest expenses	78	79	77
Net income	18	20	11

Net credit-related charge-offs	3	10	9

Selected average balances:
Assets	4,566	4,604	4,674
Loans	4,476	4,529	4,658
Deposits	3,667	3,640	3,198

•	Average loans decreased $53 million, primarily due to a decrease in Private Banking.

•	Average deposits increased $27 million, primarily due to an increase in Private Banking.

•	Noninterest income decreased $4 million, primarily due a decrease in gains on the sale of auction-rate securities.

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 7

Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at September 30, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2012 results compared to second quarter 2012.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr '12		2nd Qtr '12		3rd Qtr '11
Midwest	$71	30%	$75	31%	$60	28%
Western	70	29	69	27	50	23
Texas	45	19	51	20	64	31
Florida	(1)	—	(5)	(2)	1	1
Other Markets	41	17	47	19	22	11
International	13	5	12	5	12	6
	239	100%	249	100%	209	100%
Finance & Other (a)	(122)		(105)		(111)
Total	$117		$144		$98
(a) Includes items not directly associated with the geographic markets.
Midwest Market

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$194	$196	$199
Provision for credit losses	2	1	20
Noninterest income	95	96	96
Noninterest expenses	175	177	183
Net income	71	75	60

Net credit-related charge-offs	12	10	33

Selected average balances:
Assets	13,784	14,028	14,118
Loans	13,468	13,766	13,873
Deposits	19,628	19,227	18,510

•	Average loans decreased $298 million, primarily due to decreases in Middle Market, Commercial Real Estate, Corporate, and Private Banking.

•	Average deposits increased $401 million, primarily due to increases in Corporate, Middle Market and Small Business, partially offset by a decrease in Personal Banking.

•
Net interest income decreased $2 million, primarily due to decreases in loan volumes and yields, partially offset by one more day in the third quarter 2012 and an increase in net FTP credits, primarily as a result of higher deposit balances and lower loan balances.

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 8

Western Market

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$181	$177	$166
Provision for credit losses	—	1	13
Noninterest income	34	37	32
Noninterest expenses	105	104	106
Net income	70	69	50

Net credit-related charge-offs	10	12	32

Selected average balances:
Assets	13,442	13,170	12,110
Loans	13,163	12,920	11,889
Deposits	15,192	14,371	12,975

•
Average loans increased $243 million, primarily due to increases in Middle Market and Corporate. The increase in Middle Market primarily reflected increases in Technology and Life Sciences and National Dealer Services.

•	Average deposits increased $821 million, primarily due to increases in Middle Market, Commercial Real Estate and Small Business. The increase in Middle Market was broad-based.

•
Net interest income increased $4 million, primarily due to an increase in loan volumes, one more day in the third quarter 2012, and an increase in net FTP credits as a result of higher deposit balances.

•	Noninterest income decreased $3 million, primarily due to a decrease in warrant income.
Texas Market

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$139	$143	$143
Provision for credit losses	10	7	(8)
Noninterest income	30	31	29
Noninterest expenses	89	88	81
Net income	45	51	64

Net credit-related charge-offs	7	4	2

Selected average balances:
Assets	10,327	10,270	8,510
Loans	9,585	9,506	8,145
Deposits	9,941	10,185	8,865

•
Average loans increased $79 million, primarily due to an increase in Middle Market, partially offset by a decrease in Commercial Real Estate. The increase in Middle Market was primarily due to an increase in Energy.

•
Average deposits decreased $244 million, primarily reflecting decreases in Middle Market, Small Business and Private Banking. The decrease in Middle Market primarily reflected decreases in Technology and Life Sciences and Energy.

•
Net interest income decreased $4 million, primarily due to a decrease in accretion on the acquired Sterling loan portfolio and lower loan yields, partially offset by an increase in loan volumes and one more day in the third quarter 2012.

•	The provision for credit losses increased $3 million, primarily due to an increase in Private Banking.

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 9

Florida Market

(dollar amounts in millions)	3rd Qtr '12	2nd Qtr '12	3rd Qtr '11
Net interest income (FTE)	$10	$11	$11
Provision for credit losses	5	11	2
Noninterest income	3	4	4
Noninterest expenses	10	11	11
Net income	(1)	(5)	1

Net credit-related charge-offs	9	10	5

Selected average balances:
Assets	1,309	1,407	1,450
Loans	1,328	1,429	1,477
Deposits	512	446	404

•	Average loans decreased $101 million, primarily due to decreases in Commercial Real Estate and Private Banking.

•	Average deposits increased $66 million, primarily due to an increase in Private Banking.

•	The provision for credit losses decreased $6 million, primarily due to decreases in Private Banking and Middle Market.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2012 financial results at 7 a.m. CT Wednesday, October 17, 2012. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 31764718). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A telephone replay will be available approximately two hours following the conference call through October 31, 2012. The conference call replay can be accessed by calling (855) 859-2056 or (404) 537-3406 (event ID No. 31764718). A replay of the Webcast can also be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS THIRD QUARTER 2012 NET INCOME OF $117 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2012	2012	2011	2012	2011
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.61	$0.73	$0.51	$2.00	$1.61
Cash dividends declared	0.15	0.15	0.10	0.40	0.30
Common shareholders' equity (at period end)	37.01	36.18	34.94
Tangible common equity (at period end) (a)	33.56	32.76	31.57

Average diluted shares (in thousands)	191,492	194,487	191,634	193,991	182,602
KEY RATIOS
Return on average common shareholders' equity	6.67%	8.22%	5.91%	7.46%	6.44%
Return on average assets	0.74	0.93	0.67	0.84	0.71
Tier 1 common capital ratio (a) (b)	10.32	10.38	10.57
Tier 1 risk-based capital ratio (b)	10.32	10.38	10.65
Total risk-based capital ratio (b)	13.63	13.90	14.84
Leverage ratio (b)	10.71	10.92	11.41
Tangible common equity ratio (a)	10.25	10.27	10.43
AVERAGE BALANCES
Commercial loans	$26,700	$25,983	$22,127	$25,810	$21,769
Real estate construction loans:
Commercial Real Estate business line (c)	999	1,035	1,269	1,029	1,501
Other business lines (d)	390	385	430	391	417
Total real estate construction loans	1,389	1,420	1,699	1,420	1,918
Commercial mortgage loans:
Commercial Real Estate business line (c)	2,140	2,443	2,244	2,367	2,046
Other business lines (d)	7,530	7,540	8,031	7,584	7,856
Total commercial mortgage loans	9,670	9,983	10,275	9,951	9,902
Lease financing	852	869	936	873	960
International loans	1,302	1,265	1,163	1,257	1,212
Residential mortgage loans	1,488	1,487	1,606	1,498	1,577
Consumer loans	2,196	2,221	2,292	2,225	2,272
Total loans	43,597	43,228	40,098	43,034	39,610

Earning assets	57,801	56,653	53,243	56,884	50,923
Total assets	63,276	61,950	58,238	62,284	55,526
Noninterest-bearing deposits	21,469	20,128	17,511	20,415	16,259
Interest-bearing deposits	28,388	28,551	27,587	28,538	26,149
Total deposits	49,857	48,679	45,098	48,953	42,408

Common shareholders' equity	7,045	7,002	6,633	6,996	6,150
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$428	$435	$424	$1,306	$1,212
Fully taxable equivalent adjustment	1	—	1	2	3
Net interest margin (fully taxable equivalent basis)	2.96%	3.10%	3.18%	3.08%	3.19%
CREDIT QUALITY
Nonaccrual loans	$665	$719	$929
Reduced-rate loans	27	28	29
Total nonperforming loans (e)	692	747	958
Foreclosed property	63	67	87
Total nonperforming assets (e)	755	814	1,045

Loans past due 90 days or more and still accruing	36	43	81

Gross loan charge-offs	59	64	90	$185	$338
Loan recoveries	16	19	13	52	70
Net loan charge-offs	43	45	77	133	268

Allowance for loan losses	647	667	767
Allowance for credit losses on lending-related commitments	35	36	27
Total allowance for credit losses	682	703	794

Allowance for loan losses as a percentage of total loans	1.46%	1.52%	1.86%
Net loan charge-offs as a percentage of average total loans (f)	0.39	0.42	0.77	0.41%	0.90%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.71	1.85	2.53
Allowance for loan losses as a percentage of total nonperforming loans	94	89	80

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	September 30, 2012 ratios are estimated.

(c)	Primarily loans to real estate investors and developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2012	2012	2011	2011
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$933	$1,076	$982	$981

Interest-bearing deposits with banks	3,005	3,065	2,574	4,217
Other short-term investments	146	170	149	137

Investment securities available-for-sale	10,569	9,940	10,104	9,732

Commercial loans	27,460	27,016	24,996	23,113
Real estate construction loans	1,392	1,377	1,533	1,648
Commercial mortgage loans	9,559	9,830	10,264	10,539
Lease financing	837	858	905	927
International loans	1,277	1,224	1,170	1,046
Residential mortgage loans	1,495	1,469	1,526	1,643
Consumer loans	2,174	2,218	2,285	2,309
Total loans	44,194	43,992	42,679	41,225
Less allowance for loan losses	(647)	(667)	(726)	(767)
Net loans	43,547	43,325	41,953	40,458

Premises and equipment	625	667	675	685
Accrued income and other assets	4,489	4,407	4,571	4,678
Total assets	$63,314	$62,650	$61,008	$60,888

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$21,753	$21,330	$19,764	$19,116

Money market and interest-bearing checking deposits	20,407	20,008	20,311	20,237
Savings deposits	1,589	1,629	1,524	1,771
Customer certificates of deposit	5,742	6,045	5,808	5,980
Other time deposits	—	—	—	45
Foreign office time deposits	486	376	348	303
Total interest-bearing deposits	28,224	28,058	27,991	28,336
Total deposits	49,977	49,388	47,755	47,452

Short-term borrowings	63	83	70	164
Accrued expenses and other liabilities	1,450	1,409	1,371	1,312
Medium- and long-term debt	4,740	4,742	4,944	5,009
Total liabilities	56,230	55,622	54,140	53,937

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,153	2,144	2,170	2,162
Accumulated other comprehensive loss	(253)	(301)	(356)	(230)
Retained earnings	5,831	5,744	5,546	5,471
Less cost of common stock in treasury - 36,790,174 shares at 9/30/12, 33,889,392 shares at 6/30/12, 30,831,076 shares at 12/31/11 and 29,238,425 shares at 9/30/11	(1,788)	(1,700)	(1,633)	(1,593)
Total shareholders' equity	7,084	7,028	6,868	6,951
Total liabilities and shareholders' equity	$63,314	$62,650	$61,008	$60,888

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$400	$405	$1,219	$1,149
Interest on investment securities	57	54	179	170
Interest on short-term investments	3	4	9	9
Total interest income	460	463	1,407	1,328
INTEREST EXPENSE
Interest on deposits	17	24	54	69
Interest on medium- and long-term debt	16	16	49	50
Total interest expense	33	40	103	119
Net interest income	427	423	1,304	1,209
Provision for credit losses	22	35	63	126
Net interest income after provision for credit losses	405	388	1,241	1,083
NONINTEREST INCOME
Service charges on deposit accounts	53	53	162	156
Fiduciary income	39	37	116	115
Commercial lending fees	22	22	71	64
Letter of credit fees	19	19	54	55
Card fees	12	17	35	47
Foreign exchange income	9	11	29	30
Bank-owned life insurance	10	10	30	27
Brokerage fees	5	5	14	17
Net securities gains	—	12	11	18
Other noninterest income	28	15	92	81
Total noninterest income	197	201	614	610
NONINTEREST EXPENSES
Salaries	192	192	582	565
Employee benefits	61	53	181	153
Total salaries and employee benefits	253	245	763	718
Net occupancy expense	40	44	121	122
Equipment expense	17	17	50	49
Outside processing fee expense	27	25	79	74
Software expense	23	22	67	65
Merger and restructuring charges	25	33	33	38
FDIC insurance expense	9	8	29	35
Advertising expense	7	7	21	21
Other real estate expense	2	5	6	19
Other noninterest expenses	46	57	161	151
Total noninterest expenses	449	463	1,330	1,292
Income before income taxes	153	126	525	401
Provision for income taxes	36	28	134	104
NET INCOME	117	98	391	297
Less income allocated to participating securities	1	1	4	3
Net income attributable to common shares	$116	$97	$387	$294
Earnings per common share:
Basic	$0.61	$0.51	$2.00	$1.63
Diluted	0.61	0.51	2.00	1.61

Comprehensive income	165	176	494	456

Cash dividends declared on common stock	29	20	78	55
Cash dividends declared per common share	0.15	0.10	0.40	0.30

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2012 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2012		Third Quarter 2011
(in millions, except per share data)	2012	2012	2012	2011	2011	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$400	$408	$411	$415	$405	$(8)	(2)%	$(5)	(1)%
Interest on investment securities	57	59	63	63	54	(2)	(4)	3	4
Interest on short-term investments	3	3	3	3	4	—	—	(1)	(5)
Total interest income	460	470	477	481	463	(10)	(2)	(3)	(1)
INTEREST EXPENSE
Interest on deposits	17	18	19	21	24	(1)	(4)	(7)	(26)
Interest on medium- and long-term debt	16	17	16	16	16	(1)	(5)	—	—
Total interest expense	33	35	35	37	40	(2)	(5)	(7)	(15)
Net interest income	427	435	442	444	423	(8)	(2)	4	1
Provision for credit losses	22	19	22	18	35	3	14	(13)	(38)
Net interest income after provision for credit losses	405	416	420	426	388	(11)	(2)	17	4
NONINTEREST INCOME
Service charges on deposit accounts	53	53	56	52	53	—	—	—	—
Fiduciary income	39	39	38	36	37	—	—	2	7
Commercial lending fees	22	24	25	23	22	(2)	(10)	—	—
Letter of credit fees	19	18	17	18	19	1	8	—	—
Card fees	12	12	11	11	17	—	—	(5)	(30)
Foreign exchange income	9	10	10	10	11	(1)	(3)	(2)	(15)
Bank-owned life insurance	10	10	10	10	10	—	—	—	—
Brokerage fees	5	4	5	5	5	1	2	—	—
Net securities gains (losses)	—	6	5	(4)	12	(6)	N/M	(12)	N/M
Other noninterest income	28	35	29	21	15	(7)	(18)	13	89
Total noninterest income	197	211	206	182	201	(14)	(7)	(4)	(2)
NONINTEREST EXPENSES
Salaries	192	189	201	205	192	3	1	—	—
Employee benefits	61	61	59	52	53	—	—	8	16
Total salaries and employee benefits	253	250	260	257	245	3	1	8	3
Net occupancy expense	40	40	41	47	44	—	—	(4)	(7)
Equipment expense	17	16	17	17	17	1	2	—	—
Outside processing fee expense	27	26	26	27	25	1	—	2	4
Software expense	23	21	23	23	22	2	6	1	5
Merger and restructuring charges	25	8	—	37	33	17	N/M	(8)	(22)
FDIC insurance expense	9	10	10	8	8	(1)	—	1	28
Advertising expense	7	7	7	7	7	—	—	—	—
Other real estate expense	2	—	4	3	5	2	N/M	(3)	(65)
Other noninterest expenses	46	55	60	53	57	(9)	(15)	(11)	(21)
Total noninterest expenses	449	433	448	479	463	16	4	(14)	(3)
Income before income taxes	153	194	178	129	126	(41)	(21)	27	23
Provision for income taxes	36	50	48	33	28	(14)	(27)	8	33
NET INCOME	117	144	130	96	98	(27)	(18)	19	20
Less income allocated to participating securities	1	2	1	1	1	(1)	(12)	—	—
Net income attributable to common shares	$116	$142	$129	$95	$97	$(26)	(18)%	$19	20%
Earnings per common share:
Basic	$0.61	$0.73	$0.66	$0.48	$0.51	$(0.12)	(16)%	$0.10	20%
Diluted	0.61	0.73	0.66	0.48	0.51	(0.12)	(16)	0.10	20

Comprehensive income (loss)	165	169	160	(30)	176	(4)	(2)	(11)	(6)

Cash dividends declared on common stock	29	29	20	20	20	—	—	9	45
Cash dividends declared per common share	0.15	0.15	0.10	0.10	0.10	—	—	0.05	50
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2012			2011
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$667	$704	$726	$767	$806

Loan charge-offs:
Commercial	19	26	25	28	33
Real estate construction:
Commercial Real Estate business line (a)	2	2	2	4	11
Other business lines (b)	—	1	—	1	—
Total real estate construction	2	3	2	5	11
Commercial mortgage:
Commercial Real Estate business line (a)	12	16	13	17	12
Other business lines (b)	13	11	13	24	21
Total commercial mortgage	25	27	26	41	33
International	1	—	2	2	—
Residential mortgage	6	3	2	2	4
Consumer	6	5	5	7	9
Total loan charge-offs	59	64	62	85	90

Recoveries on loans previously charged-off:
Commercial	7	10	9	11	5
Real estate construction	3	1	1	4	3
Commercial mortgage	5	4	3	9	3
International	—	—	1	—	—
Residential mortgage	—	—	1	—	1
Consumer	1	4	2	1	1
Total recoveries	16	19	17	25	13
Net loan charge-offs	43	45	45	60	77
Provision for loan losses	23	8	23	19	38
Balance at end of period	$647	$667	$704	$726	$767

Allowance for loan losses as a percentage of total loans	1.46%	1.52%	1.64%	1.70%	1.86%

Net loan charge-offs as a percentage of average total loans	0.39	0.42	0.43	0.57	0.77

(a)	Primarily charge-offs of loans to real estate investors and developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2012			2011
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$36	$25	$26	$27	$30
Add: Provision for credit losses on lending-related commitments	(1)	11	(1)	(1)	(3)
Balance at end of period	$35	$36	$25	$26	$27

Unfunded lending-related commitments sold	$—	$—	$—	$—	$—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2012			2011
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$154	$175	$205	$237	$258
Real estate construction:
Commercial Real Estate business line (a)	45	60	77	93	109
Other business lines (b)	6	9	8	8	3
Total real estate construction	51	69	85	101	112
Commercial mortgage:
Commercial Real Estate business line (a)	137	155	174	159	198
Other business lines (b)	219	220	275	268	275
Total commercial mortgage	356	375	449	427	473
Lease financing	3	4	4	5	5
International	—	—	4	8	7
Total nonaccrual business loans	564	623	747	778	855
Retail loans:
Residential mortgage	69	76	69	71	65
Consumer:
Home equity	28	16	9	5	4
Other consumer	4	4	5	6	5
Total consumer	32	20	14	11	9
Total nonaccrual retail loans	101	96	83	82	74
Total nonaccrual loans	665	719	830	860	929
Reduced-rate loans	27	28	26	27	29
Total nonperforming loans (c)	692	747	856	887	958
Foreclosed property	63	67	67	94	87
Total nonperforming assets (c)	$755	$814	$923	$981	$1,045

Nonperforming loans as a percentage of total loans	1.57%	1.70%	1.99%	2.08%	2.32%
Nonperforming assets as a percentage of total loans and foreclosed property	1.71	1.85	2.14	2.29	2.53
Allowance for loan losses as a percentage of total nonperforming loans	94	89	82	82	80
Loans past due 90 days or more and still accruing	$36	$43	$50	$58	$81

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$719	$830	$860	$929	$941
Loans transferred to nonaccrual (d)	35	47	69	99	130
Nonaccrual business loan gross charge-offs (e)	(46)	(56)	(55)	(76)	(76)
Loans transferred to accrual status (d)	—	(41)	—	—	(15)
Nonaccrual business loans sold (f)	(20)	(16)	(7)	(19)	(15)
Payments/Other (g)	(23)	(45)	(37)	(73)	(36)
Nonaccrual loans at end of period	$665	$719	$830	$860	$929
(a) Primarily loans to real estate investors and developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$46	$56	$55	$76	$76
Performing watch list loans	1	—	—	—	1
Consumer and residential mortgage loans	12	8	7	9	13
Total gross loan charge-offs	$59	$64	$62	$85	$90
(f) Analysis of loans sold:
Nonaccrual business loans	$20	$16	$7	$19	$15
Performing watch list loans	42	7	11	—	16
Total loans sold	$62	$23	$18	$19	$31
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2012			September 30, 2011
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$25,810	$673	3.48%	$21,769	$604	3.70%
Real estate construction loans	1,420	47	4.48	1,918	59	4.12
Commercial mortgage loans	9,951	337	4.51	9,902	306	4.12
Lease financing	873	19	2.92	960	25	3.53
International loans	1,257	35	3.73	1,212	35	3.89
Residential mortgage loans	1,498	52	4.66	1,577	63	5.34
Consumer loans	2,225	57	3.44	2,272	59	3.47
Total loans (a)	43,034	1,220	3.79	39,610	1,151	3.88

Auction-rate securities available-for-sale	294	2	0.78	497	3	0.75
Other investment securities available-for-sale	9,509	178	2.57	7,131	168	3.20
Total investment securities available-for-sale	9,803	180	2.51	7,628	171	3.03

Interest-bearing deposits with banks (b)	3,909	8	0.26	3,557	7	0.24
Other short-term investments	138	1	1.80	128	2	2.14
Total earning assets	56,884	1,409	3.32	50,923	1,331	3.50

Cash and due from banks	967			908
Allowance for loan losses	(707)			(860)
Accrued income and other assets	5,140			4,555
Total assets	$62,284			$55,526

Money market and interest-bearing checking deposits	$20,583	26	0.18	$18,539	36	0.26
Savings deposits	1,589	1	0.06	1,516	1	0.11
Customer certificates of deposit	5,993	25	0.54	5,666	30	0.70
Foreign office and other time deposits	373	2	0.64	428	2	0.50
Total interest-bearing deposits	28,538	54	0.25	26,149	69	0.35

Short-term borrowings	78	—	0.12	137	—	0.15
Medium- and long-term debt	4,846	49	1.36	5,702	50	1.17
Total interest-bearing sources	33,462	103	0.41	31,988	119	0.50

Noninterest-bearing deposits	20,415			16,259
Accrued expenses and other liabilities	1,411			1,129
Total shareholders' equity	6,996			6,150
Total liabilities and shareholders' equity	$62,284			$55,526

Net interest income/rate spread (FTE)		$1,306	2.91		$1,212	3.00

FTE adjustment		$2			$3

Impact of net noninterest-bearing sources of funds			0.17			0.19
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			3.08%			3.19%
(a) Accretion of the purchase discount on the acquired loan portfolio of $58 million and $27 million in the nine months ended September 30, 2012 and 2011, respectively, increased the net interest margin by 14 basis points and 7 basis points in the nine months ended September 30, 2012 and 2011, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 20 basis points and 22 basis points in the nine months ended September 30, 2012 and 2011, respectively.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$26,700	$227	3.38%	$25,983	$227	3.52%	$22,127	$207	3.70%
Real estate construction loans	1,389	15	4.36	1,420	15	4.50	1,699	23	5.28
Commercial mortgage loans	9,670	106	4.34	9,983	112	4.46	10,275	115	4.42
Lease financing	852	4	2.04	869	7	3.28	936	8	3.46
International loans	1,302	12	3.77	1,265	12	3.66	1,163	11	4.01
Residential mortgage loans	1,488	17	4.67	1,487	17	4.53	1,606	21	5.30
Consumer loans	2,196	19	3.44	2,221	18	3.37	2,292	20	3.56
Total loans (a)	43,597	400	3.66	43,228	408	3.79	40,098	405	4.01

Auction-rate securities available-for-sale	234	1	0.97	296	—	0.82	437	1	0.63
Other investment securities available-for-sale	9,557	57	2.42	9,432	59	2.55	7,721	54	2.87
Total investment securities available-for-sale	9,791	58	2.38	9,728	59	2.49	8,158	55	2.74

Interest-bearing deposits with banks (b)	4,276	3	0.26	3,556	3	0.26	4,851	3	0.23
Other short-term investments	137	—	1.88	141	—	1.55	136	1	2.30
Total earning assets	57,801	461	3.19	56,653	470	3.35	53,243	464	3.47

Cash and due from banks	971			931			969
Allowance for loan losses	(673)			(710)			(814)
Accrued income and other assets	5,177			5,076			4,840
Total assets	$63,276			$61,950			$58,238

Money market and interest-bearing checking deposits	$20,495	8	0.17	$20,458	8	0.18	$19,595	13	0.25
Savings deposits	1,618	—	0.04	1,607	1	0.07	1,659	—	0.14
Customer certificates of deposit	5,894	8	0.52	6,107	9	0.53	5,878	10	0.66
Foreign office and other time deposits	381	1	0.71	379	—	0.64	455	1	0.49
Total interest-bearing deposits	28,388	17	0.24	28,551	18	0.25	27,587	24	0.33

Short-term borrowings	89	—	0.12	68	—	0.12	204	—	0.08
Medium- and long-term debt	4,745	16	1.35	4,854	17	1.40	5,168	16	1.23
Total interest-bearing sources	33,222	33	0.40	33,473	35	0.42	32,959	40	0.47

Noninterest-bearing deposits	21,469			20,128			17,511
Accrued expenses and other liabilities	1,540			1,347			1,135
Total shareholders' equity	7,045			7,002			6,633
Total liabilities and shareholders' equity	$63,276			$61,950			$58,238

Net interest income/rate spread (FTE)		$428	2.79		$435	2.93		$424	3.00

FTE adjustment		$1			$—			$1

Impact of net noninterest-bearing sources of funds			0.17			0.17			0.18
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.96%			3.10%			3.18%
(a) Accretion of the purchase discount on the acquired loan portfolio of $15 million, $18 million and $27 million in the third and second quarters of 2012 and the third quarter of 2011, respectively, increased the net interest margin by 10 basis points, 13 basis points and 20 basis points in the third and second quarters of 2012 and the third quarter of 2011, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 21 basis points and by 18 basis points in the third and second quarters of 2012, respectively, and by 29 basis points in the third quarter of 2011.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2012	2012	2012	2011	2011

Commercial loans:
Floor plan	$2,276	$2,406	$2,152	$1,822	$1,209
Other	25,184	24,610	23,488	23,174	21,904
Total commercial loans	27,460	27,016	25,640	24,996	23,113
Real estate construction loans:
Commercial Real Estate business line (a)	1,003	991	1,055	1,103	1,226
Other business lines (b)	389	386	387	430	422
Total real estate construction loans	1,392	1,377	1,442	1,533	1,648
Commercial mortgage loans:
Commercial Real Estate business line (a)	2,020	2,315	2,501	2,507	2,602
Other business lines (b)	7,539	7,515	7,578	7,757	7,937
Total commercial mortgage loans	9,559	9,830	10,079	10,264	10,539
Lease financing	837	858	872	905	927
International loans	1,277	1,224	1,256	1,170	1,046
Residential mortgage loans	1,495	1,469	1,485	1,526	1,643
Consumer loans:
Home equity	1,570	1,584	1,612	1,655	1,683
Other consumer	604	634	626	630	626
Total consumer loans	2,174	2,218	2,238	2,285	2,309
Total loans	$44,194	$43,992	$43,012	$42,679	$41,225

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	23	25	27	29	32
Loan servicing rights	2	3	3	3	3

Tier 1 common capital ratio (c) (d)	10.32%	10.38%	10.27%	10.37%	10.57%
Tier 1 risk-based capital ratio (d)	10.32	10.38	10.27	10.41	10.65
Total risk-based capital ratio (d)	13.63	13.90	13.99	14.25	14.84
Leverage ratio (d)	10.71	10.92	10.94	10.92	11.41
Tangible common equity ratio (c)	10.25	10.27	10.21	10.27	10.43

Common shareholders' equity per share of common stock	$37.01	$36.18	$35.44	$34.80	$34.94
Tangible common equity per share of common stock (c)	33.56	32.76	32.06	31.42	31.57
Market value per share for the quarter:
High	33.38	32.88	34.00	27.37	35.79
Low	29.32	27.88	26.25	21.53	21.48
Close	31.05	30.71	32.36	25.80	22.97

Quarterly ratios:
Return on average common shareholders' equity	6.67%	8.22%	7.50%	5.51%	5.91%
Return on average assets	0.74	0.93	0.84	0.63	0.67
Efficiency ratio	71.68	67.53	69.70	75.97	75.59

Number of banking centers	490	493	495	494	502

Number of employees - full time equivalent	9,008	9,014	9,195	9,397	9,701

(a)	Primarily loans to real estate investors and developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	September 30, 2012 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2012	2011	2011

ASSETS
Cash and due from subsidiary bank	$13	$7	3
Short-term investments with subsidiary bank	418	411	440
Other short-term investments	88	90	86
Investment in subsidiaries, principally banks	7,200	7,011	7,098
Premises and equipment	4	4	3
Other assets	150	177	189
Total assets	$7,873	$7,700	$7,819

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$632	$666	$722
Other liabilities	157	166	146
Total liabilities	789	832	868

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,153	2,170	2,162
Accumulated other comprehensive loss	(253)	(356)	(230)
Retained earnings	5,831	5,546	5,471
Less cost of common stock in treasury - 36,790,174 shares at 9/30/12, 30,831,076 shares at 12/31/11, and 29,238,425 shares at 9/30/11	(1,788)	(1,633)	(1,593)
Total shareholders' equity	7,084	6,868	6,951
Total liabilities and shareholders' equity	$7,873	$7,700	$7,819

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2010	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793
Net income	—	—	—	—	297	—	297
Other comprehensive income, net of tax	—	—	—	159	—	—	159
Cash dividends declared on common stock ($0.30 per share)	—	—	—	—	(55)	—	(55)
Purchase of common stock	(2.7)	—	—	—	—	(75)	(75)
Acquisition of Sterling Bancshares, Inc.	24.3	122	681	—	—	—	803
Net issuance of common stock under employee stock plans	0.8	—	(29)	—	(18)	47	—
Share-based compensation	—	—	29	—	—	—	29
BALANCE AT SEPTEMBER 30, 2011	198.9	$1,141	$2,162	$(230)	$5,471	$(1,593)	$6,951

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	391	—	391
Other comprehensive income, net of tax	—	—	—	103	—	—	103
Cash dividends declared on common stock ($0.40 per share)	—	—	—	—	(78)	—	(78)
Purchase of common stock	(7.1)	—	—	—	—	(215)	(215)
Net issuance of common stock under employee stock plans	1.2	—	(48)	—	(28)	62	(14)
Share-based compensation	—	—	29	—	—	—	29
Other	—	—	2	—	—	(2)	—
BALANCE AT SEPTEMBER 30, 2012	191.4	$1,141	$2,153	$(253)	$5,831	$(1,788)	$7,084

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$386	$161	$47	$(176)	$10	$428
Provision for credit losses	15	6	3	—	(2)	22
Noninterest income	76	41	62	14	4	197
Noninterest expenses	144	181	78	3	43	449
Provision (benefit) for income taxes (FTE)	92	5	10	(62)	(8)	37
Net income (loss)	$211	$10	$18	$(103)	$(19)	$117
Net credit-related charge-offs	$27	$13	$3	—	—	$43

Selected average balances:
Assets	$34,863	$5,964	$4,566	$12,166	$5,717	$63,276
Loans	33,856	5,265	4,476	—	—	43,597
Deposits	25,142	20,682	3,667	193	173	49,857

Statistical data:
Return on average assets (a)	2.42%	0.18%	1.61%	N/M	N/M	0.74%
Efficiency ratio	31.23	89.39	71.14	N/M	N/M	71.68

	Business	Retail	Wealth
Three Months Ended June 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$385	$161	$46	$(166)	$9	$435
Provision for credit losses	12	3	2	—	2	19
Noninterest income	83	47	66	17	(2)	211
Noninterest expenses	151	177	79	2	24	433
Provision (benefit) for income taxes (FTE)	95	9	11	(56)	(9)	50
Net income (loss)	$210	$19	$20	$(95)	$(10)	$144
Net credit-related charge-offs	$26	$9	$10	—	—	$45

Selected average balances:
Assets	$34,376	$5,946	$4,604	$11,953	$5,071	$61,950
Loans	33,449	5,250	4,529	—	—	43,228
Deposits	24,145	20,525	3,640	177	192	48,679

Statistical data:
Return on average assets (a)	2.44%	0.35%	1.76%	N/M	N/M	0.93%
Efficiency ratio	32.30	85.17	73.98	N/M	N/M	67.53

	Business	Retail	Wealth
Three Months Ended September 30, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$363	$173	$45	$(168)	11	$424
Provision for credit losses	18	16	7	—	(6)	35
Noninterest income	77	47	56	26	(5)	201
Noninterest expenses	164	175	77	3	44	463
Provision (benefit) for income taxes (FTE)	79	10	6	(54)	(12)	29
Net income (loss)	$179	$19	$11	$(91)	$(20)	$98
Net credit-related charge-offs	$40	$28	$9	—	—	$77

Selected average balances:
Assets	$30,608	$5,985	$4,674	$10,210	$6,761	$58,238
Loans	29,957	5,483	4,658	—	—	40,098
Deposits	21,759	19,792	3,198	236	113	45,098

Statistical data:
Return on average assets (a)	2.33%	0.38%	0.95%	N/M	N/M	0.67%
Efficiency ratio	37.38	79.17	78.06	N/M	N/M	75.59

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)					Other		Finance
Three Months Ended September 30, 2012	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$194	$181	$139	$10	$51	$19	$(166)	$428
Provision for credit losses	2	—	10	5	6	1	(2)	22
Noninterest income	95	34	30	3	7	10	18	197
Noninterest expenses	175	105	89	10	16	8	46	449
Provision (benefit) for income taxes (FTE)	41	40	25	(1)	(5)	7	(70)	37
Net income (loss)	$71	$70	$45	$(1)	$41	$13	$(122)	$117
Net credit-related charge-offs	$12	$10	$7	$9	$4	1	—	$43

Selected average balances:
Assets	$13,784	$13,442	$10,327	$1,309	$4,621	$1,910	$17,883	$63,276
Loans	13,468	13,163	9,585	1,328	4,266	1,787	—	43,597
Deposits	19,628	15,192	9,941	512	2,823	1,395	366	49,857

Statistical data:
Return on average assets (a)	1.38%	1.74%	1.61%	(0.29)%	3.54%	2.65%	N/M	0.74%
Efficiency ratio	60.40	48.63	52.50	76.90	27.38	28.28	N/M	71.68

					Other		Finance
Three Months Ended June 30, 2012	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$196	$177	$143	$11	$46	$19	$(157)	$435
Provision for credit losses	1	1	7	11	(4)	1	2	19
Noninterest income	96	37	31	4	19	9	15	211
Noninterest expenses	177	104	88	11	18	9	26	433
Provision (benefit) for income taxes (FTE)	39	40	28	(2)	4	6	(65)	50
Net income (loss)	$75	$69	$51	$(5)	$47	$12	$(105)	$144
Net credit-related charge-offs	$10	$12	$4	$10	$9	$—	—	$45

Selected average balances:
Assets	$14,028	$13,170	$10,270	$1,407	$4,183	$1,868	$17,024	$61,950
Loans	13,766	12,920	9,506	1,429	3,837	1,770	—	43,228
Deposits	19,227	14,371	10,185	446	2,728	1,353	369	48,679

Statistical data:
Return on average assets (a)	1.48%	1.78%	1.78%	(1.35)%	4.53%	2.54%	N/M	0.93%
Efficiency ratio	60.51	48.44	50.96	77.45	30.43	29.78	N/M	67.53

					Other		Finance
Three Months Ended September 30, 2011	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$199	$166	$143	$11	$41	$21	$(157)	$424
Provision for credit losses	20	13	(8)	2	12	2	(6)	35
Noninterest income	96	32	29	4	10	9	21	201
Noninterest expenses	183	106	81	11	25	10	47	463
Provision (benefit) for income taxes (FTE)	32	29	35	1	(8)	6	(66)	29
Net income (loss)	$60	$50	$64	$1	$22	$12	$(111)	$98
Net credit-related charge-offs	$33	$32	$2	$5	$5	$—	—	$77

Selected average balances:
Assets	$14,118	$12,110	$8,510	$1,450	$3,374	$1,705	$16,971	$58,238
Loans	13,873	11,889	8,145	1,477	3,082	1,632	—	40,098
Deposits	18,510	12,975	8,865	404	2,392	1,603	349	45,098

Statistical data:
Return on average assets (a)	1.22%	1.42%	2.66%	0.29%	2.66%	2.76%	N/M	0.67%
Efficiency ratio	62.08	53.68	46.83	78.39	50.21	31.22	N/M	75.59

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollar amounts in millions)	2012	2012	2012	2011	2011

Tier 1 Common Capital Ratio:
Tier 1 capital (a) (b)	$6,685	$6,676	$6,647	$6,582	$6,560
Less:
Trust preferred securities	—	—	—	25	49
Tier 1 common capital (b)	$6,685	$6,676	$6,647	$6,557	$6,511

Risk-weighted assets (a) (b)	$64,772	$64,312	$64,742	$63,244	$61,593

Tier 1 risk-based capital ratio (b)	10.32%	10.38%	10.27%	10.41%	10.65%
Tier 1 common capital ratio (b)	10.32	10.38	10.27	10.37	10.57

Tangible Common Equity Ratio:
Common shareholders' equity	$7,084	$7,028	$6,985	$6,868	$6,951
Less:
Goodwill	635	635	635	635	635
Other intangible assets	25	28	30	32	35
Tangible common equity	$6,424	$6,365	$6,320	$6,201	$6,281

Total assets	$63,314	$62,650	$62,593	$61,008	$60,888
Less:
Goodwill	635	635	635	635	635
Other intangible assets	25	28	30	32	35
Tangible assets	$62,654	$61,987	$61,928	$60,341	$60,218

Common equity ratio	11.19%	11.22%	11.16%	11.26%	11.42%
Tangible common equity ratio	10.25	10.27	10.21	10.27	10.43

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,084	$7,028	$6,985	$6,868	$6,951
Tangible common equity	6,424	6,365	6,320	6,201	6,281

Shares of common stock outstanding (in millions)	191	194	197	197	199

Common shareholders' equity per share of common stock	$37.01	$36.18	$35.44	$34.80	$34.94
Tangible common equity per share of common stock	33.56	32.76	32.06	31.42	31.57
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) September 30, 2012 Tier 1 capital and risk-weighted assets are estimated.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.